Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor and Media Contact: Whitney Finch
February 11, 2010	Director of Investor Relations
813.421.7694
wfinch@walterinvestment.com
WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES FOURTH QUARTER
AND FULL YEAR FINANCIAL RESULTS
•	Q4 INCOME BEFORE INCOME TAXES IS $8.1 MILLION

•	INCOME BEFORE INCOME TAXES AND SPIN-OFF RELATED COSTS IS $39.7 MILLION FOR 2009
(Tampa, Fla.) – Walter Investment Management Corp. (NYSE Amex: WAC) (“Walter Investment” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2009.
The Company reported income before income taxes for the quarter ended December 31, 2009 of $8.1 million, or $0.32 per diluted share as compared to income before income taxes for the third quarter of $9.6 million, or $0.46 per diluted share. Net income for the fourth quarter of 2009 was $8.5 million, or $0.34 per diluted share.
For the year ended December 31, 2009, the Company reported income before income taxes and spin-off related costs of $39.7 million, in line with its previously announced guidance. Net income for the year ended December 31, 2009 was $113.8 million, or $5.25 per diluted share. Current year results included spin-off related costs of $2.1 million and an income tax benefit of $81.3 million which was the result of the Company’s conversion to a REIT on April 17, 2009. Net income for the year ended December 31, 2008 was $2.4 million, or $0.12 per diluted share and included a $17.0 million charge incurred related to interest rate hedge ineffectiveness, a $12.3 million goodwill impairment charge and a $3.9 million charge for estimated hurricane liabilities.
Mark J. O’Brien, Walter Investment’s Chairman and CEO, said, “This has been an eventful and exciting year for Walter Investment. The Company emerged from a spin-off and merger transaction in April 2009 to become a stand-alone public company, raised $76.8 million of common equity and has established itself as a leader in servicing less-than-prime mortgages. Our accomplishments in this short time frame have been extraordinary considering the challenges presented by economic conditions and the continuing weakness in the financial markets and mortgage industry.”
“The year ahead will present new challenges as we strive to grow our business and expand the Walter Investment platform. We believe the continuing strong performance of our core business, despite the difficult economic environment, demonstrates that we are well positioned to take advantage of opportunities available in the market.”
Fourth Quarter Dividend Declaration
On December 15, 2009, the Board of Directors of the Company declared a dividend of $0.50 per share to shareholders of record as of December 31, 2009, which was paid on January 20, 2010. Walter Investment has paid a total of $35.6 million, or $1.50 per share in dividends, since its April 2009 spin-off.
Fourth Quarter 2009 Operating Highlights
•	Consolidated delinquencies were 5.44 percent at year end, as compared to 5.55 percent at September 30, 2009 and 5.35 percent at December 31, 2008. Walter Investment’s delinquency rates (adjusted to reflect comparable
3000 Bayport Drive, Suite 1100, Tampa, Florida 33607
813.421.7600     www.walterinvestment.com

methodologies) remain better than the most recently released Mortgage Banker’s Association’s subprime industry survey average by 54 percent.

•	On an annualized basis, the asset yield for the quarter ended December 31, 2009 was 9.98 percent and the Company’s cost of funds was 6.80 percent. The net interest margin for the quarter, which is net interest income as a percentage of average earning assets, was 4.79 percent, slightly lower than the fourth quarter of last year, due to lower outstanding balances, lower prepayment speeds and higher 90 day delinquencies.

•	Loss severities were 12.1 percent in the fourth quarter, as compared to 16.9 percent for the third quarter of 2009. Severity levels for fixed rate residential loans, which comprise 99 percent of the portfolio, were better than historical averages at 10.7 percent, improving slightly from 12.5 percent in the third quarter of 2009.

•	During the fourth quarter of 2009, the Company received net proceeds of $76.8 million from its follow-on common stock offering and paid dividends of $12.8 million to its shareholders.
Charles E. Cauthen, Walter Investment’s President and COO, said, “Despite extremely difficult economic conditions, our servicing operations continue to produce industry leading results from our residential loan portfolio. Our challenge for the upcoming year will be to sustain this portfolio performance while leveraging our platform to achieve superior results from the assets we acquire. We believe we can continue to achieve superior results by mitigating risks through the application of our high touch origination and servicing model and our deeply experienced personnel.”
Fourth Quarter 2009 Financial Summary
Net interest income for the quarter was $20.1 million as compared to $22.1 million in the year-ago period on lower average outstandings, lower voluntary prepayment speeds and slightly higher delinquencies.
The provision for losses was $4.0 million, compared with $8.3 million in the year ago period. The decrease from the year earlier period was primarily driven by additions to the allowance for loan losses of $4.0 million and the REO valuation adjustment of $0.6 million in the prior year, coupled with improved loss severities in the current year.
Non-interest income was $2.4 million in the fourth quarter of 2009 as compared to $2.3 million in the prior year period.
Non-interest expenses increased from $9.6 million in the fourth quarter of 2008 to $10.4 million for the fourth quarter of 2009. The increase was primarily attributable to costs associated with being a stand-alone public company, including salaries and benefits, legal, professional, technology and communications costs.
The Company’s results for all periods presented include the results of Walter Investment Management, LLC, while the results for Hanover Capital Mortgage Holdings, Inc. are only included for post-merger periods.
Fourth Quarter 2009 Liquidity Summary
At December 31, 2009, the Company had $99.3 million of cash, including $76.8 million of net proceeds from the equity offering. The Company had no borrowings under its $15 million revolving credit facility at December 31, 2009.
Conference Call Webcast
Members of the Company’s leadership team will discuss Walter Investment’s third quarter results and other general business matters during a conference call and live webcast to be held on Friday, February 12, 2010, at 10 a.m. Eastern Time. To listen to the event live or in an archive which will be available for 30 days, visit the Company’s website at www.walterinvestment.com
About Walter Investment Management Corp.
Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in subprime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company currently has $1.9 billion of assets under management and annual revenues of approximately $190 million. The Company is structured as a real estate investment trust (“REIT”) and employs approximately 215 people. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.

Safe Harbor Statement
Certain statements in this release and in our public documents to which we refer, contain or incorporate by reference “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “project,” “estimate,” “forecast,” “objective,” “plan,” “goal” and similar expressions are intended to identify forward looking statements. Forward-looking statements are based on the Company’s current belief, intentions and expectations; however, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements, to differ materially from those reflected in the statements made or incorporated in this release. Thus, these forward-looking statements are not guarantees of future performance and should not be relied upon as predictions of future events. These risks and uncertainties are contained in Walter Investment Management Corp.’s Registration Statement on Form S-11 dated September 22, 2009, as amended October 8, 2009 and October 16, 2009 and Walter Investment Management Corp.’s other filings with the Securities and Exchange Commission.
In particular (but not by way of limitation), the following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in the forward-looking statements: local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends and developments in particular; the availability of suitable qualifying investments for the proceeds of our October 2009 secondary offering and risks associated with any such investments we may pursue; the availability of additional investment capital and suitable qualifying investments, and risks associated with the expansion of our business activities, including risks associated with expanding our business outside of our current geographic footprint and/or expanding the scope of our business to include activities not currently undertaken by our business; limitations imposed on our business due to our real estate investment trust, or REIT, status and our continued qualification as a REIT for federal income tax purposes; financing sources and availability, and future interest expense; fluctuations in interest rates and levels of mortgage prepayments; increases in costs and other general competitive factors; natural disasters and adverse weather conditions, especially to the extent they result in material payouts under insurance policies placed with our captive insurance subsidiary; changes in federal, state and local policies, laws and regulations affecting our business, including, without limitation, mortgage financing or servicing, changes to licensing requirements, and/or the rights and obligations of property owners, mortgagees and tenants; the effectiveness of risk management strategies; unexpected losses resulting from pending, threatened or unforeseen litigation or other third party claims against us; the ability or willingness of Walter Energy, Inc. and other counterparties to satisfy material obligations under agreements with us; our continued listing on the NYSE Amex; uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs; the integration of the former Hanover Capital Mortgage Holdings, Inc. business into that of Walter Investment Management, LLC and its affiliates (the “Merger”), and the realization of anticipated synergies, cost savings and growth opportunities from the Merger; future performance generally; and other presently unidentified factors. In addition, the financial information presented herein is unaudited. Should any of the financial information upon which a forward looking statement is based be changed upon audit, the forward looking statement may also change.
All forward looking statements set forth herein are qualified by these cautionary statements and are made only as of February 11, 2010. The Company undertakes no obligation to update or revise the information contained herein, including without limitation any forward-looking statements whether as a result of new information, subsequent events or circumstances, or otherwise, unless otherwise required by law.

Walter Investment Management Corp. and Subsidiaries
Consolidated Statements of Income
(dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)
Net interest income:
Interest income	$41,847	$45,757	$175,372	$191,063
Less: Interest expense	21,754	23,683	89,726	102,115
Less: Interest rate hedge ineffectiveness	—	—	—	16,981

Total net interest income	20,093	22,074	85,646	71,967
Less: Provision for loan losses	3,971	8,322	15,182	20,968

Total net interest income after provision for loan losses	16,122	13,752	70,464	50,999

Non-interest income:
Premium revenue	2,674	3,801	11,465	11,773
Other income, net	(269)	(1,512)	569	(3,139)

Total non-interest income	2,405	2,289	12,034	8,634

Non-interest expenses:
Claims expense	723	1,310	4,483	5,180
Salaries and benefits	5,314	3,662	20,568	15,934
Legal and professional	951	394	4,166	1,249
Occupancy	341	341	1,364	1,509
Technology and communication	744	396	2,980	1,404
Depreciation and amortization	100	85	436	416
General and administrative	2,213	2,267	9,537	7,422
Other expense	54	251	493	1,370
Related party — allocated corporate charges	—	866	853	3,469
Goodwill impairment charges	—	—	—	12,291
Provision for estimated hurricane insurance losses	—	—	—	3,853

Total non-interest expenses	10,440	9,572	44,880	54,097

Income before income taxes	8,087	6,469	37,618	5,536
Income tax expense (benefit)	(436)	(595)	(76,161)	3,099

Net income	$8,523	$7,064	$113,779	$2,437

Basic earnings per common and common equivalent share	$0.34	$0.36	$5.26	$0.12
Diluted earnings per common and common equivalent share	$0.34	$0.36	$5.25	$0.12

Weighted average common and common equivalent shares outstanding — basic	25,074,070	19,871,205	21,496,369	19,871,205
Weighted average common and common equivalent shares outstanding — diluted outstanding — diluted	25,172,433	19,871,205	21,564,621	19,871,205

Walter Investment Management Corp. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands, except share amounts)

	December 31,
	2009	2008
ASSETS

Cash and cash equivalents	$99,286	$1,319
Short-term investments, restricted	51,654	49,196
Receivables, net	3,052	5,447
Residential loans, net of allowance for loan losses of $17,661 and $18,969, respectively	1,644,346	1,771,675
Subordinate security	1,801	—
Real estate owned	63,124	48,198
Deferred debt issuance costs	18,450	19,745
Other assets	5,961	3,261

Total assets	$1,887,674	$1,898,841

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$797	$2,181
Accrued expenses	28,296	46,367
Deferred income taxes, net	173	55,530
Mortgage-backed debt	1,267,454	1,372,821
Accrued interest	8,755	9,717
Other liabilities	767	748

Total liabilities	1,306,242	1,487,364

Stockholders’ equity:
Member unit
Issued - 0 and 1 member unit at December 31, 2009 and 2008, respectively	—	—
Preferred stock, $0.01 par value per share:
Authorized - 10,000,000 shares
Issued and outstanding - 0 shares at December 31, 2009 and 2008, respectively	—	—
Common stock, $0.01 par value per share:
Authorized - 90,000,000 shares
Issued and outstanding - 25,642,889 and 0 shares at December 31, 2009 and 2008, respectively	256	—
Additional paid-in capital	122,552	52,293
Retained earnings	456,681	684,127
Accumulated other comprehensive income	1,943	1,747

	581,432	738,167
Less: Receivable from Walter Energy	—	(326,690)

Total stockholders’ equity	581,432	411,477

Total liabilities and stockholders’ equity	$1,887,674	$1,898,841

Walter Investment Management Corp. and Subsidiaries
Operating Statistics
(Unaudited)
(dollars in millions, except per share amounts)

	2009	2009	2008
	Q4	Q3	Q4
30+ Delinquencies (1)	5.44%	5.55%	5.35%
90+ Delinquencies (1)	3.37%	3.24%	3.05%

Provision for Losses	$4.0	$3.1	$8.3
Net Charge-offs	$4.1	$3.6	$4.3
Charge-off Ratio (2)	0.98%	0.85%	0.95%

Allowance for Losses	$17.7	$17.8	$19.0
Allowance for Losses Ratio (3)	1.06%	1.05%	1.06%

30+ Delinquencies (1)	$98.7	$102.7	$102.7
REO (Real Estate Owned)	63.1	56.7	48.2
TIO (Taxes, Insurance, Escrow and Other Advances)	16.3	15.4	15.2

Nonperforming Assets (Delinquencies + REO + TIO)	$178.1	$174.8	$166.1
Nonperforming Assets Ratio (4)	9.40%	9.08%	8.19%

Default Rate (5)	6.15%	5.37%	4.80%
Fixed Rate Mortgages	5.84%	5.20%	4.66%
Adjustable Rate Mortgages	27.55%	14.71%	12.49%

Loss Severity (6)	12.08%	16.90%	21.40%
Fixed Rate Mortgages	10.65%	12.51%	15.50%
Adjustable Rate Mortgages	42.42%	61.75%	47.70%

Number of Accounts Serviced (7)	35,236	35,725	37,591

Total Portfolio (8)	$1,895.2	$1,924.7	$2,028.4

ARM Portfolio (9)	26.7	27.3	34.8

Prepayment Rate (Voluntary CPR)	2.95%	3.36%	3.17%

Book Value per Share (10)	$22.67	$25.60	NM

Debt to Equity Ratio	2.18:1	2.54:1	NM

(1)	Delinquencies are defined as the percentage of principal balances outstanding which have monthly payments over 30 days past due. The calculation of delinquencies excludes from delinquent amounts those accounts that are in bankruptcy proceedings that are paying their mortgage payments in contractual compliance with bankruptcy court approved mortgage payment obligations.

(2)	The charge-off ratio is calculated as annualized net charge-offs, divided by average residential loans before the allowance for losses.

(3)	The allowance for losses ratio is calculated as period-end allowance for losses divided by period-end residential loans before the allowance for losses.

(4)	The nonperforming assets ratio is calculated as period-end non-performing assets, divided by period-end principal balance of residential loans plus REO and TIO.

(5)	Default rate is calculated as the annualized balance of repossessions for the quarter divided by the average total balance of the portfolio for the quarter.

(6)	Loss severities are calculated as the loss on sale of REO properties divided by the carrying value of REO.

(7)	Includes REO accounts.

(8)	Total portfolio includes the principal balance of residential loans, REO and TIO.

(9)	ARM portfolio includes the principal balance of adjustable rate residential loans and REO resulting from defaulted adjustable rate residential loans.

(10)	Book Value per share is calculated by dividing the Company’s equity by total shares issued and outstanding of 25,642,889.

NM	Not Meaningful